UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2024

Loar Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42030	82-2665180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 New King Street,

White Plains, New York 10604

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 909-1311

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LOAR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 18, 2024, Loar Group Inc. (“Loar Group”), a wholly owned subsidiary of Loar Holdings Inc. (the “Registrant,” “we,” “us” or “our”), entered into a purchase agreement (the “Purchase Agreement”) with Applied Avionics, Inc., a Texas corporation (“AAI”), AAI Holdings, Inc., a Delaware corporation (“AAI Parent”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of AAI Parent, pursuant to which, Loar Group agreed to purchase from AAI Parent all the issued and outstanding equity interests of AAI in exchange for aggregate cash consideration of approximately $385 million, subject to certain adjustments as set forth in the Purchase Agreement. AAI Parent is owned by certain individual shareholders thereof, including certain members of AAI’s management team. Additionally, the Registrant agreed to guarantee the due, complete, and punctual payment of, as well as the observance, performance and discharge of all of Loar Group’s obligations under, the Purchase Agreement, all on customary terms and conditions.

Purchase Agreement

On July 18, 2024, Loar Group entered into the Purchase Agreement with AAI Parent, Seller Representative, and AAI. Under the Purchase Agreement, AAI will convert into a Delaware limited liability company, after which Loar Group will acquire all of the issued and outstanding membership interests of AAI from AAI Parent for aggregate cash consideration of approximately $385 million, subject to certain adjustments as set forth in the Purchase Agreement (the “Transaction”).

The Purchase Agreement provides that at the closing of the Transaction, Loar Group will deposit, or cause to be deposited, $2 million with an escrow agent to be held pending finalization of customary purchase price adjustments contained in the Purchase Agreement.

Under the Purchase Agreement, Loar Group, AAI and AAI Parent have made customary representations and warranties and have agreed to be bound to customary covenants for transactions of this type. Furthermore, AAI Parent is required to use reasonable best efforts to obtain necessary approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), while Loar Group is required to take, or cause to be taken, all actions that are necessary or advisable, or required by a governmental authority, to cause the transactions contemplated by the Purchase Agreement to be consummated.

The closing of the Transaction is subject to customary closing conditions, including, among others: (a) the expiration or termination of the applicable waiting period under the HSR Act; (b) the absence of any order by a governmental authority preventing the consummation of the Transaction; (c) in the case of Loar Group’s, AAI’s and AAI Parent’s obligations to complete the transaction, the accuracy of certain representations and warranties contained in the Purchase Agreement subject to customary materiality standards; and (d) material compliance by Loar Group, AAI, and AAI Parent with certain pre-closing covenants.

The Purchase Agreement contains customary termination rights for the parties thereto. Loar Group would be required to pay AAI a termination fee equal to $15,400,000 in the event that the Purchase Agreement is terminated (i) by AAI Parent as a result of a breach of a covenant or representation by Loar Group that causes a condition to closing not to be satisfied, or to be incapable of being satisfied, prior to October 18, 2024 (as such date may be extended, the “End Date”), (ii) by Loar Group at a time when AAI Parent may terminate the Purchase Agreement as a result of a breach of a covenant or representation by Loar Group that causes a condition to closing not to be satisfied, or to be incapable of being satisfied, prior to the End Date, (iii) by any of Loar Group or AAI Parent if any governmental authority shall have enacted, promulgated, issued, entered or enforced a final and nonappealable order which permanently enjoins, restrains or prohibits the Transaction with respect to antitrust laws, (iv) by any of Loar Group, AAI Parent or AAI in the event that the Transaction has not closed by the End Date, in each case subject to certain customary exceptions and limitations.

The Purchase Agreement also provides that, in certain circumstances, each party to the Purchase Agreement may seek to compel the other party to specifically perform its obligations under the Purchase Agreement.

Subject to the satisfaction or waiver of customary closing conditions, the Transaction is expected to close by the end of calendar year 2024.

The above summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

On July 19, 2024, the Registrant issued a press release announcing that Loar Group had entered into the Purchase Agreement. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

The information in this Item 7.01 and in the accompanying Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K includes express or implied forward-looking statements. Forward-looking statements include all statements that are not historical facts including those that reflect our current views with respect to, among other things, the Registrant’s ability to timely close on the acquisition of AAI, the Registrant’s ability to finance such acquisition and the expected financial performance of AAI. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” the negative version of these words or similar terms and phrases may identify forward-looking statements in this press release, but the absence of these words does not mean that a statement is not forward-looking.

Actual results may differ materially from our expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following: the almost exclusive focus of our business on the aerospace and defense industry; our heavy reliance on certain customers for a significant portion of our sales; the fact that we have in the past consummated acquisitions and our intention to continue to pursue acquisitions, and that our business may be adversely affected if we cannot consummate acquisitions on satisfactory terms, or if we cannot effectively integrate acquired operations; and the other risks and uncertainties described under “Risk Factors” of the Registrant ’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Securities and Exchange Commission (“SEC”) on May 14, 2024, and other periodic reports filed by the Registrant from time to time with the SEC.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and is expressly qualified in its entirety by the cautionary statements included in this press release. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether because of new information, future developments or otherwise, except as may be required by any applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement, dated as of July 18, 2024, by and among AAI Holdings, Inc., a Delaware corporation, Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of AAI Holdings, Inc., a Delaware corporation, Applied Avionics, Inc., a Texas corporation, and Loar Group Inc., a Delaware corporation.

99.1	Press Release, dated July 19, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: July 22, 2024	Loar Holdings Inc.

	By:	/s/ Michael Manella
	Name:	Michael Manella
	Title:	Vice President, General Counsel and Secretary